UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2011

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11911 FM 529 Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 20, 2011, Oceaneering AS, a Norwegian limited liability company and a wholly owned subsidiary of Oceaneering International, Inc., a Delaware corporation (collectively, “Oceaneering”), completed the acquisition of all the outstanding equity interests in AGR Field Operations Holdings AS, a Norwegian company (“AGR Field Operations”), pursuant to the previously announced share purchase agreement that Oceaneering entered into with AGR Group ASA, a Norwegian company, and FieldCo Invest AS, a Norwegian company (together, the “Sellers”). AGR Field Operations, through its subsidiaries, provides inspection, maintenance, subsea engineering and field operations services, principally to the oil and gas industry in regions offshore of Norway and Australia.

The purchase price for the equity interests in AGR Field Operations (including indebtedness of the acquired businesses retired immediately following the closing of the share purchase transaction) was approximately $230 million, and was paid by Oceaneering from a combination of cash on hand and funds borrowed under its revolving credit facility.

The Sellers and Oceaneering made customary representations, warranties and covenants in the share purchase agreement.

The foregoing description of the share purchase agreement does not purport to be complete and is qualified in its entirety by reference to the share purchase agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The share purchase agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. The assertions embodied in the representations and warranties in the share purchase agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the parties to that agreement. The share purchase agreement is a contractual document that establishes and governs the legal relations among the parties to the agreement and is not intended to be a source of factual, business or operational information about the Sellers or Oceaneering or their respective subsidiaries or the interests in AGR Field Operations acquired from the Sellers. The representations and warranties made by the Sellers and Oceaneering in the share purchase agreement may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

A copy of the press release issued to announce the closing of the share purchase transaction is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Exhibits.

(d)	Exhibits

2.1	Share Purchase Agreement dated November 22, 2011 among Oceaneering AS, AGR Group ASA and FieldCo Invest AS.

99.1	Press Release dated as of December 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ George R. Haubenreich, Jr.
George R. Haubenreich, Jr. Senior Vice President, General Counsel and Secretary

Date: December 20, 2011

EXHIBIT INDEX

No.	Description

2.1	Share Purchase Agreement dated November 22, 2011 among Oceaneering AS, AGR Group ASA and FieldCo Invest AS.

99.1	Press Release dated as of December 20, 2011.